SECURITIES AND EXCHANGE COMMISSION
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                           WASHINGTON, D.C.  20549


                                   FORM 8-K
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                                CURRENT REPORT
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                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported) November 1, 1995
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                      FOREST LABORATORIES, INC.
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           (Exact name of registrant as specified in its character)



          DELAWARE               1-5438           11-1798614
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(State or other jurisdiction  (Commission       (IRS Employer
     of incorporation)        File Number)   Identification No.)



  909 Third Avenue, New York, New York               10022
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code 212-421-7850
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        (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets
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          (a)  On November 1, 1995, pursuant to an Investment

Agreement (the "Investment Agreement") dated as of September 11,

1995 among Forest Laboratories, Inc. ("Forest"), Biovail

Corporation International ("BCI"), Eugene Melnyk, Trimel (Canada)

Inc. and Royal Healthcare Investment Corporation, Forest

consummated the purchase (the "Acquisition") of 1,800,000 common shares, without par value, of BCI.  The Shares represent approxi-

mately 21.8% of the issued and outstanding common shares of BCI.

The Shares were acquired by Forest pursuant to a tender offer commenced pursuant to the Investment Agreement at a purchase price of US $42 per Share.  In addition, pursuant to a License

Agreement dated September 11, 1995 between Forest and Biovail

Laboratories, Inc. ("Biovail"), a wholly-owned subsidiary of BCI,

Forest acquired an exclusive license (the "License") to market

Biovail's once-daily formulation of diltiazem (the "Product") in the United States.

               The aggregate consideration paid for the Acquisi-

tion and the License was approximately $95.6 million, which


amount was paid from Forest's working capital.  In addition,

Forest has agreed to purchase its requirements of the Product from Biovail and to pay Biovail certain on-going royalties based upon Forest's net sales of the Product.  In connection with the

Acquisition and the License, each of Forest and BCI granted the other certain reciprocal exclusive rights to negotiate with the other for the acquisition of licensing or other marketing rights with respect to certain pharmaceutical products of the other in

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the United States (in the case of Forest) and in Canada (in the case of BCI).
               The Investment Agreement, the License Agreement

and the consideration for each were negotiated at arms length by officers of Forest and BCI.  Neither Forest nor any officer,

director or affiliate of Forest had any material relationship to

BCI or Biovail prior to the Acquisition.

               The Acquisition will be accounted for by the

"equity method" of accounting.  Under this method, Forest's pro-

portionate share of BCI's results of operations will be included in Forest's results of operations and Forest's balance sheet will reflect the historical cost of Forest's minority equity interest in BCI.
          (b)  Not applicable.

Item 7.   Financial Statements, Pro-Forma Financial Information
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          and Exhibits
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          (a) and (b)  Certain historical financial statements of

BCI and certain pro-forma financial information will be included herein by amendment to be filed within 60 days of the date this

Report is required to be filed.

          (c)  The following exhibits are filed herewith:

               (1)  The Investment Agreement.  Incorporated by

                    reference to Exhibit (c)(1) to the Schedule

                    14D-1 filed by Forest on September 18, 1995

                    (the "Schedule 14D-1").

               (2)  The License Agreement.  Incorporated by

                    reference to Exhibit (c)(2) to the Schedule
                                        14D-1.

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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange

Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly

authorized.

                                   FOREST LABORATORIES, INC.



Date:  November 13, 1995           By: /s/
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                                        Kenneth E. Goodman, Vice
                                        President-Finance